UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SAFETY SHOT, INC.,

Plaintiff,

v.

CAPYBARA RESEARCH, IGOR APPELBOOM, and ACCRETIVE CAPITAL LLC d/b/a BENZINGA,

Defendants.

CIVIL ACTION NO. 1:23-cv-10728-JSR

[PROPOSED] ORDER

Upon the Memorandum of Law in Support of Plaintiff's *Ex Parte* Motion for Alternative Service Pursuant to Fed. R. Civ. P. 4(f)(3) and the Declaration of Eric J. Benzenberg, Esq., executed on the 8th day of January, 2024, it is hereby

ORDERED that Plaintiff is authorized to serve Defendants Capybara Research ("Capybara Research") and Igor Appelboom ("Appelboom") its summons and complaint via electronic publication through Capybara Research's X (f/k/a Twitter) account, @CapybaraShort, pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure on the grounds that (i) Defendants deleted their respective email addresses making the previously authorized service by email impracticable, (ii) service through social media accounts is permitted under Hague Convention and Rule 4(f)(3) of the Federal Rules of Civil Procedure and (iii) service through Capybara Research's social media account is reasonably calculated to provide both Defendants with notice of this action because Plaintiff has shown that Appelboom is the individual who owns and operates

Capybara Research and Capybara Research's website.[1] Such service, once effectuated, will satisfy the Constitutional requirement of actual notice. It is further

ORDERED that pursuant to Plaintiff's letter to the Court dated January 8, 2024, Plaintiff's request to serve Defendants Capybara Research and Igor Appelboom through the contact form on Capybara Research's website pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure is DENIED as moot because on January 8, 2024, Capybara Research deleted the contact page on its website, thereby making service of process through the website's contact form impracticable. It is further

ORDERED that Plaintiff is authorized to serve Defendants Capybara Research and Igor Appelboom through publication in the Wall Street Journal, the Brazilian newspaper Valor Econômico and the Cayman Islands newspaper The Cayman Compass pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure and New York's Civil Practice Laws and Rules § 316 on the grounds that Plaintiff has shown it has reasonably calculated that the Defendants are likely to be aware of, and are likely to read these publications. Pursuant to CPLR § 316(a), Plaintiff shall publish its summons with notice to the Defendants, a brief statement of the nature of the action and the relief sought. Pursuant to CPLR § 316(c), the first publication of Plaintiff's summons shall be published within thirty (30) days of the entry of this Order and must be published at least once in each of four (4) consecutive weeks. Plaintiff is directed to publish its summons and notice in the Wall Street Journal and The Cayman Compass as to Capybara Research and the Wall Street Journal and Valor Econômico as to Appelboom. Service by publication shall be complete on the

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[1] Pursuant to Plaintiff's letter to the Court dated January 8, 2024, Plaintiff's request to serve Appelboom via electronic publication through Appelboom's X (f/k/a Twitter) account, @IgorYRN, has been rendered moot due to Appelboom deleting his X account after Plaintiff's filing of the instant motion.

twenty-eighth (28th) day after the first day of publication. Service by publication, once complete, will satisfy the Constitutional requirement of actual notice. It is further

ORDERED that Plaintiff is authorized to serve Defendants Capybara Research and Igor Appelboom by filing a Form 8-K public disclosure and press release on the United States Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure on the grounds that Plaintiff has shown (i) it has reasonably calculated that Defendants have knowledge of the SEC's EDGAR database, (ii) Defendants are aware of, and actively monitor Plaintiff's public filings and press releases, (iii) Defendants would be aware of, and have notice of any public filing or press release Plaintiff publishes pursuant to this Order. Such service, once effectuated, will satisfy the Constitutional requirement of actual notice.

DATED: New York, New York

1/10/, 2024

Hon. Jed S. Rakoff
United States District Judge